UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

Baker Hughes Company

(Exact name of registrant as specified in charter)

Delaware	1-38143	81-4403168
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

575 N. Dairy Ashford Rd., Suite 100
Houston, Texas	77079-1121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040 of Baker Hughes Holdings LLC and Baker Hughes Co-Obligor, Inc.	BKR40	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported, on July 28, 2025, Baker Hughes Company, a Delaware corporation (“Baker Hughes”), Tango Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Baker Hughes (“Merger Sub”), and Chart Industries, Inc., a Delaware corporation (“Chart”) entered into an Agreement and Plan of Merger, as may be amended from time to time, pursuant to which Baker Hughes will acquire Chart through a merger of Merger Sub with and into Chart (the “Merger”), with Chart surviving the Merger as an indirect wholly owned subsidiary of Baker Hughes.

Baker Hughes is filing (i) as Exhibit 99.1 to this Current Report on Form 8-K, the audited consolidated financial statements of Chart as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025 and (ii) as Exhibit 23.1 to this Current Report on Form 8-K, the consent of Deloitte & Touche LLP, independent registered public accounting firm of Chart.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Chart Industries, Inc.

99.1	The consolidated balance sheets of Chart Industries, Inc. as of December 31, 2025 and 2024, the related consolidated statements of income, comprehensive income, equity, and cash flows, for each of the three years in the period ended December 31, 2025, and the related notes and schedule thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

Dated: March 2, 2026	By:	/s/ Fernando Contreras
Fernando Contreras Vice President, Chief Compliance Officer and Corporate Secretary